UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 17, 2013

Date of Report

(Date of earliest event reported)

FAB UNIVERSAL CORP.

(Exact name of registrant as specified in its charter)

COLORADO	001-33935	87-0609860
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of principal executive offices)

(412) 621-0902

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 17, 2013, FAB Universal Corp., a Colorado corporation (the “Company”) executed a Director Agreement with James B. Rogers, Jr. (the “Agreement”).  The Agreement provides for Mr. Rogers to serve on the Company’s Board of Directors for a one-year term, in consideration of the following compensation:  (i) a Base Fee of $2,000 per month during the term of the Agreement; (ii) $2,000 for each Board meeting attended in person; (iii) within 15 days after the Company’s annual meeting of stockholders (scheduled to be held on June 26, 2013), the issuance of 24,000 shares of the Company’s common stock, which must be held for a period of one year from the grant date; and (iv) upon execution of the Agreement, the grant of an option to purchase 250,000 shares of the Company’s common stock at a price of $3.52 per share, vesting over a period of 12 months from the June 10, 2013, grant date, and exercisable for a period of 10 years.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  See the Exhibit Index, Item 9.01 of this Current Report.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2013, the Company’s Board of Directors, acting pursuant to Section 7-108-110 of the Colorado Revised Statutes, and Article III, Section 3 of the Company’s Amended and Restated Bylaws, unanimously resolved to appoint Mr. Rogers to serve on the Board of Directors for a one-year term, and adopted and ratified the Agreement.

Mr. Rogers, age 70, is a world famous investor, financial professor and author. He was the co-founder of the Quantum Fund and creator of the Rogers International Commodities Index (the “RICI”).  Mr. Rogers is presently the Chairman of Beeland Interests, Inc.

Mr. Rogers graduated with a bachelor's degree in History from Yale University in 1964. He then acquired a second BA degree in Philosophy, Politics and Economics from Balliol College, Oxford University in 1966. The Quantum Fund was one of the first truly international funds. From 1970 to 1980, performance of Quantum Fund gained 4200% while the S&P advanced about 47%. In 1980, Mr. Rogers decided to "retire", and spent some of his time traveling on a motorcycle around the world. Since then, he has been a guest professor of finance at the Columbia Business School.

In 1998, Mr. Rogers founded the Rogers International Commodity Index. In February, 2011, he announced that he has started a new index fund that focuses on "the top companies in agriculture, mining, metals and energy sectors as well as those in the alternative energy space including solar, wind and hydro." The index is called The Rogers Global Resources Equity Index.

Except as indicated in Item 1.01 of this Current Report, during the fiscal years ended December 31, 2012 and 2011, there were no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which Mr. Rogers had or will have a direct or indirect material interest.

Item 7.01  Regulation FD Disclosure.

See the Press Release dated June 18, 2013, Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Exhibit Description

10.1

Director Agreement of James B. Rogers, Jr.

99.1

Press Release dated June 18, 2013

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAB UNIVERSAL CORP.,

a Colorado corporation

Dated:  6/18/2013

By /s/ Christopher J. Spencer

Christopher J. Spencer, President